Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings



Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Secured Credit Portfolio  (BR-MSB)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock Senior High Income Fund, Inc. (ARK) iShares iBoxx $ High Yield Corporate Bond Fund (ISHHYLD)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock Limited Duration Income Trust  (BLW)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Corporate High Yield Fund VI, Inc. (HYT)
BlackRock High Income Shares  (HIS)
BlackRock High Yield Trust  (BHY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock High Yield Portfolio  (MIST-HY)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering
Commencement:
02-22-2013


Security Type:
BND/CORP


Issuer
ARAMARK Corporation  (2020)


Selling Underwriter
Goldman, Sachs & Co.


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of
Underwriter(s)
Goldman, Sachs & Co., J.P. Morgan Securities LLC,
Barclays Capital Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Wells Fargo
Securities, LLC, PNC Capital Markets LLC, Rabo
Securities USA, Inc., Santander Investment
Securities Inc., SMBC Nikko Capital Markets
Limited




Transaction Details

Date of Purchase
02-22-2013


Purchase Price/Share
(per share / % of
par)
$100.00


Total
Commission,
Spread or
Profit
1.25


1.	Aggregate Principal Amount Purchased (a+b)
$50,000,000


a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$26,430,000


b.	Other BlackRock Clients
$23,570,000


2.	Aggregate Principal Amount of Offering
$1,000,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.05



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):

[ ] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]

[X] Eligible Rule 144A Offering   [Issuer must have 3 years of
continuous operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member

Date:02-28-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member

Date:03-08-13